Exhibit 99.1

Ekso Bionics Appoints Corinna E. Lathan, Ph.D. to its Board of Directors

RICHMOND, Calif. – December 28, 2021 – Ekso Bionics Holdings, Inc. (Nasdaq: EKSO) (the “Company”), an industry leader in exoskeleton technology for medical and industrial use, today announced the appointment of Corinna E. Lathan, Ph.D. to its Board of Directors, effective immediately.

“We are pleased to expand our Board with the addition of Dr. Lathan who brings a successful track record of robotics, engineering and business experience,” said Jack Peurach, President and Chief Executive Officer of Ekso Bionics. “Dr. Lathan is a recognized leader in the biomedical industry. As a visionary in the field of robotics, combined with her board experience, we look forward to her unique perspectives as we grow our business and advance our mission.”

Dr. Lathan has over twenty years of experience as a leader and technology innovator with deep expertise in human-technology interfaces for robotics and mobile technology platforms. She co-founded AnthroTronix, a biomedical engineering research and development company that creates diverse products in robotics, digital health, wearable technology, and augmented reality, and has led it as Board Chair and Chief Executive Officer for over 20 years. She currently serves on the board of PTC, Inc., a global technology provider of Internet of Things and Augmented Reality platforms, and is a member of its Audit and Cybersecurity Committees. In addition, Dr. Lathan previously served as Associate Professor of Biomedical Engineering at The Catholic University of America and as Adjunct Professor of Aerospace Engineering at the University of Maryland, College Park.

“I am delighted to join the Ekso Bionics Board and support the company in bringing pioneering solutions across medical and industrial applications,” said Dr. Lathan. “Ekso’s innovative platform has positioned the company for long-term growth, and I am excited to contribute to their future successes.”

About Ekso Bionics®

Ekso Bionics® is a leading developer of exoskeleton solutions that amplify human potential by supporting or enhancing strength, endurance, and mobility across medical and industrial applications. Founded in 2005, the Company continues to build upon its industry-leading expertise to design some of the most cutting-edge, innovative wearable robots available on the market. Ekso Bionics is the only exoskeleton company to offer technologies that range from helping those with paralysis to stand up and walk, to enhancing human capabilities on job sites across the globe. Ekso Bionics is headquartered in the San Francisco Bay Area and is listed on the Nasdaq Capital Market under the symbol “EKSO.” For more information, visit: www.eksobionics.com or follow @EksoBionics on Twitter.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding the plans, objectives and expectations of management with respect to the Company’s commercial strategy and future revenues or other financial results and the assumptions underlying or relating to the foregoing. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain adequate financing to fund the Company's operations and necessary to develop or enhance the Company’s technology, the significant length of time and resources associated with the development of the Company's products, the Company's failure to achieve broad market acceptance of the Company's products, the failure of the Company’s sales and marketing efforts or of partners to market the Company’s products effectively, adverse results in future clinical studies of the Company's medical device products, the failure of the Company to obtain or maintain patent protection for the Company's technology, the failure of the Company to obtain or maintain regulatory approval to market the Company's medical devices, lack of product diversification, existing or increased competition, disruptions in the Company’s supply chain due to the outbreak of the COVID-19 virus, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. To learn more about Ekso Bionics please visit the Company’s website at www.eksobionics.com or refer to the Company’s Twitter page at @EksoBionics. The Company does not undertake to update these forward-looking statements.

Investor Contact:
David Carey
212-867-1768
investors@eksobionics.com